Effective November 26, 2008 the
Companys Name Changed to Sims Metal
Management Limited.

EXHIBIT A
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents
one deposited Share)
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES OF
THE PAR VALUE OF A$0.50 EACH OF
SIMS GROUP LIMITED
(INCORPORATED UNDER THE LAWS
OF AUSTRALIA)
            The Bank of New York, as
depositary (hereinafter called the
Depositary), hereby certifies that
___________
_______________________________, or
registered assigns IS THE OWNER OF
_____________________________
AMERICAN DEPOSITARY SHARES
representing deposited ordinary shares
(herein called Shares) of Sims Group
Limited, a company incorporated under the laws of Australia (herein called the Company). At the date hereof, each American Depositary Share represents one
Share deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the principal
Melbourne, Australia office of Australia and New Zealand Banking Group, the principal,
Melbourne, Australia office of National
Australia Bank and the principal Sydney, Australia office of Westpac Banking
Corporation, as agent of the Depositary for the purposes of this Deposit Agreement
(herein called the Custodian).  The
Depositarys Corporate Trust Office is
located at a different address than its
principal executive office.  Its Corporate
Trust Office is located at 101 Barclay Street,
New York, N.Y. 10286, and its principal
executive office is located at One Wall
Street, New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y. 10286


1.	THE DEPOSIT AGREEMENT.

      This American Depositary Receipt is
one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the Amended and
Restated Deposit Agreement, dated as of
March 10, 2008 (herein called the Deposit
Agreement), by and among the Company,
the Depositary, and all Owners and Holders
from time to time of American Depositary
Shares issued thereunder, each of whom by
accepting American Depositary Shares
agrees to become a party thereto and
become bound by all the terms and
conditions thereof.  The Deposit Agreement
sets forth the rights of Owners and holders
and the rights and duties of the Depositary in
respect of the Shares deposited thereunder
and any and all other securities, property and
cash from time to time received in respect of
such Shares and held thereunder (such
Shares, securities, property, and cash are
herein called Deposited Securities).  Copies
of the Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is hereby
made.  Capitalized terms defined in the
Deposit Agreement and not defined herein
shall have the meanings set forth in the
Deposit Agreement.
2.	SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES.
      Upon surrender at the Corporate
Trust Office of the Depositary of American
Depositary Shares, and upon payment of the
fee of the Depositary provided in this
Receipt, and subject to the terms and
conditions of the Deposit Agreement, the
Owner of those American Depositary Shares
is entitled to delivery, without unreasonable
delay, to him or as instructed, of the amount
of Deposited Securities at the time
represented by those American Depositary
Shares.  Delivery of such Deposited
Securities may be made by the delivery of
(a) certificates or account transfer in the
name of the Owner hereof or as ordered by
him, with proper endorsement or
accompanied by proper instruments or
instructions of transfer and (b) any other
securities, property and cash to which such
Owner is then entitled in respect of this
Receipt.  Such delivery will be made at the
option of the Owner hereof, either at the
office of the Custodian or at the Corporate
Trust Office of the Depositary, provided that
the forwarding of certificates for Shares or
other Deposited Securities for such delivery
at the Corporate Trust Office of the
Depositary shall be at the risk and expense
of the Owner hereof.
3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
      Transfers of American Depositary
Shares may be registered on the books of the
Depositary by the Owner in person or by a
duly authorized attorney, upon surrender of
those American Depositary Shares properly
endorsed for transfer or accompanied by
proper instruments of transfer, in the case of
a Receipt, or pursuant to a proper instruction
(including, for the avoidance of doubt,
instructions through DRS and Profile as
provided in Section 2.10 of the Deposit
Agreement), in the case of uncertificated
American Depositary Shares, and funds
sufficient to pay any applicable transfer
taxes and the expenses of the Depositary and
upon compliance with such regulations, if
any, as the Depositary may establish for
such purpose. This Receipt may be split into
other such Receipts, or may be combined
with other such Receipts into one Receipt,
evidencing the same aggregate number of
American Depositary Shares as the Receipt
or Receipts surrendered. The Depositary,
upon surrender of certificated American
Depositary Shares for the purpose of
exchanging for uncertificated American
Depositary Shares, shall cancel those
certificated American Depositary Shares and
send the Owner a statement confirming that
the Owner is the Owner of uncertificated
American Depositary Shares. The
Depositary, upon receipt of a proper
instruction (including, for the avoidance of
doubt, instructions through DRS and Profile
as provided in Section 2.10 of the Deposit
Agreement) from the Owner of
uncertificated American Depositary Shares
for the purpose of exchanging for
certificated American Depositary Shares,
shall cancel those uncertificated American
Depositary Shares and deliver to the Owner
the same number of certificated American
Depositary Shares.  As a condition
precedent to the delivery, registration of
transfer, or surrender of any American
Depositary Shares or split-up or
combination of any Receipt or withdrawal of
any Deposited Securities, the Depositary,
the Custodian, or Registrar may require
payment from the depositor of the Shares or
the presenter of the Receipt or instruction
for registration of transfer or surrender of
American Depositary Shares not evidenced
by a Receipt of a sum sufficient to reimburse
it for any tax or other governmental charge
and any stock transfer or registration fee
with respect thereto (including any such tax
or charge and fee with respect to Shares
being deposited or withdrawn) and payment
of any applicable fees as provided in the
Deposit Agreement, may require the
production of proof reasonably satisfactory
to it as to the identity and genuineness of
any signature and may also require
compliance with any regulations the
Depositary may establish consistent with the
provisions of the Deposit Agreement.
      The delivery of American Depositary
Shares against deposit of Shares generally or
against deposit of particular Shares may be
suspended, or the transfer of American
Depositary Shares in particular instances
may be refused, or the registration of
transfer of outstanding American Depositary
Shares generally may be suspended, during
any period when the transfer books of the
Depositary are closed, or if any such action
is deemed necessary or advisable by the
Depositary or the Company at any time or
from time to time because of any
requirement of law or of any government or
governmental body or commission, or under
any provision of the Deposit Agreement,
subject to the provisions of the following
sentence. Notwithstanding anything to the
contrary in the Deposit Agreement or this
Receipt, the surrender of outstanding
American Depositary Shares and withdrawal
of Deposited Securities may only be
suspended for (i) temporary delays caused
by closing the transfer books of the
Depositary or the Company or the Foreign
Registrar, if applicable, or the deposit of
Shares in connection with voting at a
shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes and
similar charges, and (iii) compliance with
any U.S. or foreign laws or governmental
regulations relating to the American
Depositary Shares or to the withdrawal of
the Deposited Securities.  Without limitation
of the foregoing, the Depositary shall not
knowingly accept for deposit under the
Deposit Agreement any Shares which would
be required to be registered under the
provisions of the Securities Act of 1933,
unless a registration statement is in effect as
to such Shares for such offer and sale.
4.	LIABILITY OF OWNER FOR
TAXES.
      If any tax or other governmental
charge shall become payable with respect to
any American Depositary Shares or any
Deposited Securities represented by any
American Depositary Shares, such tax or
other governmental charge shall be payable
by the Owner to the Depositary.  The
Depositary may refuse to register any
transfer of those American Depositary
Shares or any withdrawal of Deposited
Securities represented by those American
Depositary Shares until such payment is
made, and may withhold any dividends or
other distributions, or may sell for the
account of the Owner any part or all of the
Deposited Securities represented by those
American Depositary Shares, and may apply
such dividends or other distributions or the
proceeds of any such sale in payment of
such tax or other governmental charge and
the Owner shall remain liable for any
deficiency.
5.	WARRANTIES ON DEPOSIT OF
SHARES.
      Every person depositing Shares
under the Deposit Agreement shall be
deemed thereby to represent and warrant,
that such Shares and each certificate
therefor, if applicable, are validly issued,
fully paid, nonassessable and free of any
preemptive rights of the holders of
outstanding Shares and that the person
making such deposit is duly authorized so to
do.  Every such person shall also be deemed
to represent that the deposit of such Shares
and the sale of American Depositary Shares
representing such Shares by that person are
not restricted under the Securities Act of
1933.  Such representations and warranties
shall survive the deposit of Shares and
delivery of American Depositary Shares.
6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
            Any person presenting Shares
for deposit or any Owner or holder may be
required from time to time to file with the
Depositary or the Custodian such proof of
citizenship or residence, exchange control
approval, or such information relating to the
registration on the books of the Company or
the Foreign Registrar, if applicable, to
execute such certificates and to make such
representations and warranties, as the
Depositary may reasonably deem necessary
or proper.  The Depositary may withhold the
delivery or registration of transfer of any
American Depositary Shares or the
distribution of any dividend or sale or
distribution of rights or of the proceeds
thereof or the delivery of any Deposited
Securities until such proof or other
information is filed or such certificates are
executed or such representations and
warranties made.  The Depositary shall
provide to the Company, upon on its written
request, as promptly as practicable, copies of
such proofs of citizenship or residence or
other information referred to above that the
Depositary receives, to the extent that
disclosure is permitted under applicable law.
      No Share shall be accepted for
deposit unless accompanied by evidence
reasonably satisfactory to the Depositary
that any necessary approval has been
granted, that such deposit is not prohibited
by, any governmental body in Australia that
is then performing the function of the
regulation of currency exchange.
7.	CHARGES OF DEPOSITARY.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering American Depositary Shares or
to whom American Depositary Shares are
issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Company or an
exchange of stock regarding the American
Depositary Shares or Deposited Securities or
a delivery of American Depositary Shares
pursuant to Section 4.03 of the Deposit
Agreement), or by Owners, as applicable:
(1) taxes and other governmental charges,
(2) such registration fees as may from time
to time be in effect for the registration of
transfers of Shares generally on the Share
register of the Company or Foreign
Registrar and applicable to transfers of
Shares to or from the name of the
Depositary or its nominee or the Custodian
or its nominee on the making of deposits or
withdrawals under the terms of the Deposit
Agreement, (3) such cable, telex and
facsimile transmission expenses as are
expressly provided in the Deposit
Agreement, (4) such expenses as are
incurred by the Depositary in the conversion
of foreign currency pursuant to Section 4.05
of the Deposit Agreement, (5) a fee of $5.00
or less per 100 American Depositary Shares
(or portion thereof) for the delivery of
American Depositary Shares pursuant to
Section 2.03, 4.03 or 4.04 of the Deposit
Agreement and the surrender of American
Depositary Shares pursuant to Section 2.05
or 6.02 of the Deposit Agreement, (6) a fee
of $.02 or less per American Depositary
Share (or portion thereof) for any cash
distribution made pursuant to the Deposit
Agreement, including, but not limited to
Sections 4.01 through 4.04 of the Deposit
Agreement, (7) a fee for the distribution of
securities pursuant to Section 4.02 of the
Deposit Agreement, such fee being in an
amount equal to the fee for the execution
and delivery of American Depositary Shares
referred to above which would have been
charged as a result of the deposit of such
securities (for purposes of this clause 7
treating all such securities as if they were
Shares) but which securities are instead
distributed by the Depositary to Owners, (8)
in addition to any fee charged under clause
6, a fee of $.02 or less per American
Depositary Share (or portion thereof) per
annum for depositary services, which will be
payable as provided in clause 9 below, (9)
any other charges payable by the
Depositary, any of the Depositarys agents,
including the Custodian, or the agents of the
Depositarys agents in connection with the
servicing of Shares or other Deposited
Securities (which charge shall be assessed
against Owners as of the date or dates set by
the Depositary in accordance with Section
4.06 of the Deposit Agreement and shall be
payable at the sole discretion of the
Depositary by billing such Owners for such
charge or by deducting such charge from
one or more cash dividends or other cash
distributions).
      The Depositary, subject to Article 8
hereof, may own and deal in any class of
securities of the Company and its affiliates
and in American Depositary Shares.
      Notwithstanding anything to the
contrary in the Deposit Agreement or herein,
in lieu of the payments otherwise payable by
the Owners under the Deposit Agreement,
the Company may, at its election, pay on
behalf of the Owners of American
Depositary Shares any of the fees, expenses
and charges that are payable by them to the
Depositary under the Deposit Agreement.
8.	PRE-RELEASE OF AMERICAN
DEPOSITARY SHARES.
      Notwithstanding Section 2.03 of the
Deposit Agreement, the Depositary may
deliver American Depositary Shares prior to
the receipt of Shares pursuant to Section
2.02 of the Deposit Agreement (a Pre-
Release).  The Depositary may, pursuant to
Section 2.05 of the Deposit Agreement,
deliver Shares upon the surrender of
American Depositary Shares that have been
Pre-Released, whether or not such
cancellation is prior to the termination of
such Pre-Release or the Depositary knows
that such American Depositary Shares have
been Pre-Released.  The Depositary may
receive American Depositary Shares in lieu
of Shares in satisfaction of a Pre-Release.
Each Pre-Release will be Notwithstanding
Section 2.03 of the Deposit Agreement, the
Depositary may deliver American
Depositary Shares prior to the receipt of
Shares pursuant to Section 2.02 of the
Deposit Agreement (a Pre-Release).  The
Depositary may, pursuant to Section 2.05 of
the Deposit Agreement, deliver Shares upon
the surrender of American Depositary
Shares that have been Pre-Released, whether
or not such cancellation is prior to the
termination of such Pre-Release or the
Depositary knows that such American
Depositary Shares have been Pre-Released.
The Depositary may receive American
Depositary Shares in lieu of Shares in
satisfaction of a Pre-Release.  Each Pre-
Release will be (a) preceded or accompanied
by a written representation and agreement
from the person to whom American
Depositary Shares are to be delivered (the
Pre-Releasee) that the Pre-Releasee, or its
customer, (i) owns the Shares or American
Depositary Shares to be remitted, as the case
may be, (ii) assigns all beneficial right, title
and interest in such Shares or American
Depositary Shares, as the case may be, to the
Depositary in its capacity as such and for the
benefit of the Owners, and (iii) will not take
any action with respect to such Shares or
American Depositary Shares, as the case
may be, that is inconsistent with the transfer
of beneficial ownership (including, without
the consent of the Depositary, disposing of
such Shares or American Depositary Shares,
as the case may be, other than in satisfaction
of such Pre-Release), (b) at all times fully
collateralized with cash, U.S. government
securities or such other collateral as the
Depositary determines, in good faith, will
provide substantially similar liquidity and
security, (c) terminable by the Depositary on
not more than five (5) business days notice,
and (d) subject to such further indemnities
and credit regulations as the Depositary
reasonably deems appropriate.  The number
of Shares not deposited but represented by
American Depositary Shares outstanding at
any time as a result of Pre-Releases will not
normally exceed thirty percent (30%) of the
Shares deposited under the Deposit
Agreement; provided, however, that the
Depositary reserves the right to disregard
such limit from time to time as it deems
reasonably appropriate, and may, with the
prior written consent of the Company,
change such limit for purposes of general
application.  The Depositary will also set
dollar limits with respect to Pre-Release
transactions to be entered into hereunder
with any particular Pre-Releasee on a
case-by-case basis as the Depositary deems
appropriate.  For purposes of enabling the
Depositary to fulfill its obligations to the
Owners under the Deposit Agreement, the
collateral referred to in clause (b) above
shall be held by the Depositary as security
for the performance of the Pre-Releasees
obligations to the Depositary in connection
with a Pre-Release transaction, including the
Pre-Releasees obligation to deliver Shares or
American Depositary Shares upon
termination of a Pre-Release transaction
(and shall not, for the avoidance of doubt,
constitute Deposited Securities thereunder).
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive Owner and holder of this
Receipt by accepting or holding the same
consents and agrees that when properly
endorsed or accompanied by proper
instruments of transfer, shall be transferable
as certificated registered securities under the
laws of New York. American Depositary
Shares not evidenced by Receipts shall be
transferable as uncertificated registered
securities under the laws of New York.  The
Depositary, notwithstanding any notice to
the contrary, may treat the Owner of
American Depositary Shares as the absolute
owner thereof for the purpose of
determining the person entitled to
distribution of dividends or other
distributions or to any notice provided for in
the Deposit Agreement and for all other
purposes, and neither the Depositary nor the
Company shall have any obligation or be
subject to any liability under the Deposit
Agreement to any Holder of American
Depositary Shares unless that Holder is the
Owner of those American Depositary
Shares.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement or
be valid or obligatory for any purpose,
unless this Receipt shall have been executed
by the Depositary by the manual signature
of a duly authorized officer of the
Depositary; provided, however that such
signature may be a facsimile if a Registrar
for the Receipts shall have been appointed
and such Receipts are countersigned by the
manual signature of a duly authorized
signatory of the Depositary or Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      Upon effectiveness of a registration
statement filed by the Company with the
Commission under the Securities Exchange
Act of 1934, the Company will be subject to
the periodic reporting requirements of the
Securities Exchange Act of 1934 and,
accordingly, will be obligated to file certain
reports with the Commission.  Until
effectiveness of such a registration
statement, the Company will continue
to furnish the  Commission with certain
public reports and documents required by
foreign law or otherwise under Rule 12g3-
2(b) under the Securities Exchange Act of
1934.  Such reports and documents will be
available for inspection and copying at the
public reference facilities maintained by the
Commission located at 100 F Street, N.E.,
Washington, D.C. 20549.
      The Depositary will make available
for inspection by Owners at its Corporate
Trust Office any reports, notices and other
communications, including any proxy
soliciting material, received from the
Company which are both (a) received by the
Depositary as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Company.  The Depositary will also,
upon written request by the Company, send
to Owners copies of such reports when
furnished by the Company pursuant to the
Deposit Agreement.  Any such reports and
communications, including any such proxy
soliciting material, furnished to the
Depositary by the Company shall be
furnished in English, to the extent such
materials are required to be translated into
English pursuant to any regulations of the
Commission.
      The Depositary will keep books, at
its Corporate Trust Office, for the
registration of American Depositary Shares
and transfers of American Depositary Shares
which at all reasonable times shall be open
for inspection by the Owners and the
Company, provided that such inspection by
the Owners shall not be for the purpose of
communicating with Owners in the interest
of a business or object other than the
business of the Company or a matter related
to the Deposit Agreement or the American
Depositary Shares.
12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary receives
any cash dividend or other cash distribution
on any Deposited Securities, the Depositary
will, if at the time of receipt thereof any
amounts received in a foreign currency can
in the judgment of the Depositary be
converted on a reasonable basis into Dollars
transferable to the United States, and subject
to the Deposit Agreement, convert such
dividend or distribution into dollars and will
distribute the amount thus received (net of
the fees and expenses of the Depositary as
provided in Article 7 hereof and
Section 5.09 of the Deposit Agreement,
unless those fees and expenses have been
paid by the Company) to the Owners
entitled thereto; provided, however, that in
the event that the Company or the
Depositary is required to withhold and does
withhold from any cash dividend or other
cash distribution in respect of any Deposited
Securities an amount on account of taxes or
other governmental charges, the amount
distributed to the Owners of the American
Depositary Shares representing such
Deposited Securities shall be reduced
accordingly.
      Subject to the provisions of
Section 4.11 and 5.09 of the Deposit
Agreement, whenever the Depositary
receives any distribution other than a
distribution described in Section 4.01, 4.03
or 4.04 of the Deposit Agreement, the
Depositary will cause the securities or
property received by it to be distributed to
the Owners entitled thereto, in any manner
that the Depositary may reasonably deem
equitable and practicable for accomplishing
such distribution; provided, however, that if
in the reasonable opinion of the Depositary
such distribution cannot be made
proportionately among the Owners of
Receipts entitled thereto, or if for any other
reason the Depositary reasonably deems
such distribution not to be feasible, the
Depositary may, after consultation with the
Company to the extent practicable using
reasonable efforts, subject to applicable law
and applicable rules of any securities
exchange or automated quotation system on
which the relevant securities or American
Depositary Shares are listed or quoted, adopt
such method as it may reasonably deem
equitable and practicable for the purpose of
effecting such distribution, including, but
not limited to, the public or private sale of
the securities or property thus received, or
any part thereof, and the net proceeds of any
such sale (net of the fees and expenses of the
Depositary as provided in Article 7 hereof
and Section 5.09 of the Deposit Agreement,
unless those fees have been paid by the
Company) will be distributed by the
Depositary to the Owners of Receipts
entitled thereto all in the manner and subject
to the conditions described in Section 4.01
of the Deposit Agreement.  The Depositary
may withhold any distribution of securities
under Section 4.02 of the Deposit
Agreement if it has not received reasonably
satisfactory assurances from the Company
that the distribution does not require
registration under the Securities Act of
1933.  Except where such fees and expenses
have been paid by the Company, the
Depositary may sell, by public or private
sale, subject to applicable law and
applicable rules of any securities exchange
or automated quotation system on which the
relevant securities or American Depositary
Shares are listed or quoted, an amount of
securities or other property it would
otherwise distribute under this Article that is
sufficient to pay its fees and expenses in
respect of that distribution.  No distribution
to Owners pursuant to Section 4.02 of the
Deposit Agreement shall be unreasonably
delayed by any action of the Depositary or
the Custodian.
      If any distribution consists of a
dividend in, or free distribution of, Shares,
the Depositary may, and shall if the
Company so requests in writing, deliver to
the Owners entitled thereto, an aggregate
number of American Depositary Shares
representing the amount of Shares received
as such dividend or free distribution, subject
to the terms and conditions of the Deposit
Agreement with respect to the deposit of
Shares and after deduction or upon issuance
of American Depositary Shares, including
the withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees and expenses of the
Depositary as provided in Article 7 hereof
and Section 5.09 of the Deposit Agreement,
unless those fees and expenses have been
paid by the Company (and, except where
such fees and expenses have been paid by
the Company, the Depositary may sell, by
public or private sale, subject to applicable
law and applicable rules of any securities
exchange or automated quotation system on
which the Shares or American Depositary
Shares are listed or quoted, an amount of
Shares received sufficient to pay its fees and
expenses in respect of that distribution).  In
lieu of delivering fractional American
Depositary Shares in any such case, the
Depositary will, subject to applicable law
and applicable rules of any securities
exchange or automated quotation system on
which the Shares or American Depositary
Shares are listed or quoted, sell the amount
of Shares represented by the aggregate of
such fractions and distribute the net
proceeds, all in the manner and subject to
the conditions described in Section 4.01.  If
additional American Depositary Shares are
not so delivered, each American Depositary
Share shall thenceforth also represent the
additional Shares distributed upon the
Deposited Securities represented thereby.
No distribution to Owners pursuant to
Section 4.03 of the Deposit Agreement shall
be unreasonably delayed by any action of
the Depositary or the Custodian.
      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefor) is subject to any tax or other
governmental charge which the Depositary
is obligated to withhold, the Depositary may
by public or private sale dispose of all or a
portion of such property (including Shares
and rights to subscribe therefor) in such
amounts and in such manner as the
Depositary deems necessary and practicable
to pay such taxes or charges, and the
Depositary shall distribute the net proceeds
of any such sale after deduction of such
taxes or charges to the Owners of Receipts
entitled thereto in proportion to the number
of American Depositary Shares held by
them respectively.
13.	RIGHTS.
      In the event that the Company shall
offer or cause to be offered to the holders of
any Deposited Securities any rights to
subscribe for additional Shares or any rights
of any other nature, the Depositary, after
consultation with and having given
reasonable consideration to the suggestions
of the Company, and subject to applicable
law and applicable rules of any securities
exchange or automated quotation system on
which the Shares or American Depositary
Shares are listed or quoted, shall have
discretion as to the procedure to be followed
in making such rights available to any
Owners or in disposing of such rights on
behalf of any Owners and making the net
proceeds available to such Owners or, if by
the terms of such rights offering or for any
other reason, the Depositary may not either
make such rights available to any Owners or
dispose of such rights and make the net
proceeds available to such Owners, then the
Depositary shall allow the rights to lapse. If
at the time of the offering of any rights the
Depositary determines that it is lawful and
feasible to make such rights available to all
or certain Owners but not to other Owners
and the Company so requests in writing, the
Depositary shall distribute to any Owner to
whom it determines the distribution to be
lawful and feasible, in proportion to the
number of American Depositary Shares held
by such Owner, warrants or other
instruments therefor in such form as it
deems appropriate, but only pursuant to a
written agreement to be entered into
between the Company and the Depositary
establishing the conditions and procedures
that will be applicable to that particular
offering.
      In circumstances in which rights
would otherwise not be distributed, if an
Owner requests the distribution of warrants
or other instruments in order to exercise the
rights allocable to the American Depositary
Shares of such Owner under the Deposit
Agreement, the Depositary will make such
rights available to such Owner upon written
notice from the Company to the Depositary
that (a) the Company has elected in its sole
discretion to permit such rights to be
exercised and (b) such Owner has executed
such documents as the Company has
determined in its sole discretion are
reasonably required under applicable law.
      If the Depositary has distributed
warrants or other instruments for rights to all
or certain Owners, then upon instruction
from such an Owner pursuant to such
warrants or other instruments to the
Depositary from such Owner to exercise
such rights, upon payment by such Owner to
the Depositary for the account of such
Owner of an amount equal to the purchase
price of the Shares to be received upon the
exercise of the rights, and upon payment of
the fees and expenses of the Depositary and
any other charges as set forth in such
warrants or other instruments, the
Depositary shall, on behalf of such Owner,
exercise the rights and purchase the Shares,
and the Company shall cause the Shares so
purchased to be delivered to the Depositary
on behalf of such Owner.  As agent for such
Owner, the Depositary will cause the Shares
so purchased to be deposited pursuant to
Section 2.02 of the Deposit Agreement, and
shall, pursuant to Section 2.03 of the
Deposit Agreement, deliver American
Depositary Shares to such Owner.  In the
case of a distribution pursuant to the second
paragraph of this Article 13, such deposit
shall be made, and depositary shares shall be
delivered, under depositary arrangements
which provide for issuance of depositary
shares subject to the appropriate restrictions
on sale, deposit, cancellation, and transfer
under applicable United States laws.
      If the Depositary determines, after
consultation with the Company to the extent
practicable using reasonable efforts, that it is
not lawful and feasible to make such rights
available to all or certain Owners, it shall
use reasonable efforts to sell the rights,
warrants or other instruments in proportion
to the number of American Depositary
Shares held by the Owners to whom it has
determined it may not lawfully or feasibly
make such rights available, and allocate the
net proceeds of such sales (net of the fees
and expenses of the Depositary as provided
in Section 5.09 of the Deposit Agreement,
unless those fees and expenses have been
paid by the Company, and all taxes and
governmental charges payable in connection
with such rights and subject to the terms and
conditions of the Deposit Agreement) for the
account of such Owners otherwise entitled
to such rights, warrants or other instruments,
upon an averaged or other commercially
reasonable basis without regard to any
distinctions among such Owners because of
exchange restrictions or the date of delivery
of any American Depositary Shares or
otherwise.
      The Depositary will not offer rights
to Owners unless both the rights and the
securities to which such rights relate are
either exempt from registration under the
Securities Act of 1933 with respect to a
distribution to all Owners or are registered
under the provisions of such Act; provided,
that nothing in the Deposit Agreement shall
create any obligation on the part of the
Company to file a registration statement
with respect to such rights or underlying
securities or to endeavor to have such a
registration statement declared effective.  If
an Owner requests the distribution of
warrants or other instruments,
notwithstanding that there has been no such
registration under the Securities Act of
1933, the Depositary shall not effect such
distribution unless it has received an opinion
from recognized counsel in the United States
for the Company upon which the Depositary
may rely that such distribution to such
Owner is exempt from such registration.
      The Depositary shall not be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular.
14.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary or the
Custodian shall receive foreign currency, by
way of dividends or other distributions or
the net proceeds from the sale of securities,
property or rights, and if at the time of
receipt thereof the foreign currency so
received can in the judgment of the
Depositary be converted on a reasonable
basis into Dollars and the resulting Dollars
transferred to the United States, the
Depositary shall convert or cause to be
converted by sale or in any other
commercially reasonable manner that it may
determine, such foreign currency into
Dollars, and such Dollars shall be
distributed to the Owners entitled thereto or,
if the Depositary shall have distributed any
warrants or other instruments which entitle
the holders thereof to such Dollars, then to
the holders of such warrants and/or
instruments upon surrender thereof for
cancellation.  Such distribution may be
made upon an averaged or other practicable
basis without regard to any distinctions
among Owners on account of exchange
restrictions, the date of delivery of any
American Depositary Shares or otherwise
and shall be net of any expenses of
conversion into Dollars incurred by the
Depositary as provided in Section 5.09 of
the Deposit Agreement, if applicable.
      If such conversion or distribution can
be effected only with the approval or license
of any government or agency thereof, the
Depositary shall as promptly as practicable
file such application for approval or license,
if any, as it reasonably believes is obtainable
without unreasonable effort or expense.
      If at any time the Depositary shall
determine that in its reasonable judgment
any foreign currency received by the
Depositary or the Custodian is not
convertible on a reasonable basis into
Dollars transferable to the United States, or
if any approval or license of any government
or agency thereof which is required for such
conversion is denied or in the reasonable
opinion of the Depositary is not obtainable,
or if any such approval or license is not
obtained within a reasonable period as
reasonably determined by the Depositary,
the Depositary may distribute the foreign
currency (or an appropriate document
evidencing the right to receive such foreign
currency) received by the Depositary to, or
in its discretion may hold such foreign
currency uninvested and without liability for
interest thereon for the respective accounts
of, the Owners entitled to receive the same,
except that the Depositary shall continue to
use commercially reasonable efforts to
effect a distribution of the funds to Owners
pursuant to Sections 4.01 and 4.05 of the
Deposit Agreement.
      If any such conversion of foreign
currency, in whole or in part, cannot be
effected for distribution to some of the
Owners entitled thereto, the Depositary may
in its discretion make such conversion and
distribution in Dollars to the extent
permissible to the Owners entitled thereto
and may distribute the balance of the foreign
currency received by the Depositary to, or
hold such balance uninvested and without
liability for interest thereon for the
respective accounts of, the Owners entitled
thereto, except that the Depositary shall
continue to use commercially reasonable
efforts to effect a distribution of the funds to
Owners pursuant to Sections 4.01 and 4.05
of the Deposit Agreement.
15.	RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or
any distribution other than cash shall be
made, or whenever rights shall be issued
with respect to the Deposited Securities, or
whenever the Depositary shall receive notice
of any meeting of holders of Shares or other
Deposited Securities, or whenever for any
reason the Depositary causes a change in the
number of Shares that are represented by
each American Depositary Share, or
whenever the Depositary shall find it
necessary or convenient, the Depositary
shall fix a record date (which shall be the
same as or as near as practicable to any
corresponding record date set by the
Company) (a) for the determination of the
Owners who shall be (i) entitled to receive
such dividend, distribution or rights or the
net proceeds of the sale thereof, (ii) entitled
to give instructions for the exercise of voting
rights at any such meeting or (iii) subject to
the terms of the Deposit Agreement,
responsible for any fee assessed by the
Depositary pursuant to the Deposit
Agreement, or (b) on or after which each
American Depositary Share will represent
the changed number of Shares, subject to the
provisions of the Deposit Agreement.
16.	VOTING OF DEPOSITED
SECURITIES.
	Upon receipt of notice of any
meeting of holders of Shares or other
Deposited Securities, if requested in writing
by the Company, the Depositary shall, as
soon as practicable thereafter, mail to the
Owners a notice, the form of which notice
shall be agreed to by the Company and the
Depositary, which shall contain (a) such
information as is contained in such notice of
meeting received by the Depositary from the
Company, (b) a statement that the Owners as
of the close of business on a specified record
date will be entitled, subject to any
applicable provision of Australian law and
of the constitution or similar documents of
the Company, to instruct the Depositary as
to the exercise of the voting rights, if any,
pertaining to the amount of Shares or other
Deposited Securities represented by their
respective American Depositary Shares and
(c) a statement as to the manner in which
such instructions may be given, including an
express indication that, if the Depositary
does not receive instructions, it may deem
instructions to have been given under the
last sentence of this paragraph to give a
discretionary proxy to a person designated
by the Company. Upon the written request
of an Owner of American Depositary
Receipts on that record date, received on or
before the date established by the Depositary
for the purpose, the Depositary shall
endeavor, insofar as practicable using
reasonable efforts, to vote or cause to be
voted the amount of Shares or other
Deposited Securities represented by those
American Depositary Shares in accordance
with the instructions set forth in that request.
The Depositary shall not vote or attempt to
exercise the right to vote that attaches to
Deposited Securities other than in
accordance with instructions received from
Owners or deemed received under the
following sentence.  If (i) the Company
made a request to the Depositary as
contemplated by the first sentence of this
Section 4.07 of the Deposit Agreement and
complied with the second paragraph of that
Section 4.07 and (ii) no instructions are
received by the Depositary from an Owner
with respect to an amount of Deposited
Securities represented by American
Depositary Shares of that Owner on or
before the date established by the Depositary
for that purpose, the Depositary shall deem
that Owner to have instructed the Depositary
to give, and the Depositary shall give, a
discretionary proxy to a person designated
by the Company with respect to that amount
of Deposited Securities, except that such
instruction shall not be deemed to have been
given and the Depositary shall not give a
discretionary proxy with respect to any
matter as to which the Company informs the
Depositary (and the Company agrees to
provide that information as promptly as
practicable in writing, if applicable) that (w)
the Company does not wish to receive a
discretionary proxy, (x) substantial
opposition exists, (y) the matter materially
and adversely affects the rights of holders of
Shares, or (z) a discretionary proxy may not
be given with respect to such matter under
applicable law or applicable regulation of
the securities exchange or automated
quotation system on which the Shares or the
American Depositary Shares are then listed
or quoted.
	In order to give Owners a reasonable
opportunity to instruct the Depositary as to
the exercise of voting rights relating to
Deposited Securities, if the Company will
request the Depositary to act under the
preceding paragraph, the Company shall
give the Depositary notification of any such
meeting or solicitation at least 45 days prior
to the meeting date and details concerning
the matters to be voted upon not less than 30
days prior to the meeting date.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      Upon any change in nominal value,
change in par value, split-up, consolidation,
or any other reclassification of Deposited
Securities, or upon any recapitalization,
reorganization, merger or consolidation, or
sale of assets affecting the Company or to
which it is a party, or upon the redemption
or cancellation by the Company of the
Deposited Securities, any securities, cash or
property which shall be received by the
Depositary or a Custodian in exchange for,
in conversion of, in lieu of or in respect of
Deposited Securities shall be treated as new
Deposited Securities under the Deposit
Agreement, and American Depositary
Shares shall thenceforth represent, in
addition to the existing Deposited Securities,
the right to receive the new Deposited
Securities so received, unless additional
Receipts are delivered pursuant to the
following sentence.  In any such case the
Depositary may, and shall if the Company
so requests in writing,  deliver additional
American Depositary Shares as in the case
of a dividend in Shares, or call for the
surrender of outstanding Receipts to be
exchanged for new Receipts specifically
describing such new Deposited Securities.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
	Neither the Depositary nor the
Company nor any of their respective
directors, employees, agents or affiliates
shall incur any liability to any Owner or
holder, (i) if by reason of any provision of
any present or future law or regulation of the
United States or any other country, or of any
governmental or regulatory authority or
stock exchange, or by any court order,
decree or judgment, or by reason of any
provision, present or future, of the
constitution or any similar document of the
Company, or by reason of any provision of
any securities issued or distributed by the
Company, or any offering or distribution
thereof, or by reason of any act of God or
war or terrorism or other circumstances
beyond its control, the Depositary or the
Company shall be prevented, delayed or
forbidden from or be subject to any civil or
criminal penalty on account of doing or
performing any act or thing which by the
terms of the Deposit Agreement or
Deposited Securities it is provided shall be
done or performed, (ii) by reason of any
non-performance or delay, caused as
aforesaid, in the performance of any act or
thing which by the terms of the Deposit
Agreement it is provided shall or may be
done or performed, (iii) by reason of any
exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement, (iv) for the inability of any
Owner or holder to benefit from any
distribution, offering, right or other benefit
which is made available to holders of
Deposited Securities but is not, under the
terms of the Deposit Agreement, made
available to Owners or holders, or (v) for
any special, consequential or punitive
damages for any breach of the terms of the
Deposit Agreement.  Where, by the terms of
a distribution pursuant to Section 4.01, 4.02
or 4.03 of the Deposit Agreement, or an
offering or distribution pursuant to
Section 4.04 of the Deposit Agreement, or
for any other reason as provided in the
applicable Section of the Deposit
Agreement, such distribution or offering
may not be made available to Owners, and
the Depositary may not dispose of such
distribution or offering on behalf of such
Owners and make the net proceeds available
to such Owners, then the Depositary shall
not make such distribution or offering, and
shall allow any rights, if applicable, to lapse.
Neither the Company nor the Depositary
assumes any obligation or shall be subject to
any liability under the Deposit Agreement to
Owners or holders, except that they agree to
perform their obligations specifically set
forth in the Deposit Agreement without
negligence or bad faith.  The Depositary
shall not be subject to any liability with
respect to the validity or worth of the
Deposited Securities.  Neither the
Depositary nor the Company shall be under
any obligation to appear in, prosecute or
defend any action, suit, or other proceeding
in respect of any Deposited Securities or in
respect of the American Depositary Shares,
on behalf of any Owner or holder or other
person.  Neither the Depositary nor the
Company shall be liable for any action or
nonaction by it in reliance upon the advice
of or information from legal counsel,
accountants, any person presenting Shares
for deposit, any Owner or holder, or any
other person believed by it in good faith to
be competent to give such advice or
information.  The Depositary shall not be
liable for any acts or omissions made by a
successor depositary whether in connection
with a previous act or omission of the
Depositary or in connection with a matter
arising wholly after the removal or
resignation of the Depositary, provided that
in connection with the issue out of which
such potential liability arises, the Depositary
performed its obligations without negligence
or bad faith while it acted as Depositary.
The Depositary shall not be liable for the
acts or omissions of any securities
depository, clearing agency or settlement
system in connection with or arising out of
book-entry settlement of Deposited
Securities or otherwise.  The Depositary
shall not be responsible for any failure to
carry out any instructions to vote any of the
Deposited Securities or for the manner in
which any such vote is cast or the effect of
any such vote, provided that any such action
or nonaction is in good faith.
      No disclaimer of liability under the
Securities Act of 1933 is intended by any
provision of the Deposit Agreement.
19.	RESIGNATION AND REMOVAL
OF THE DEPOSITARY;
APPOINTMENT OF SUCCESSOR
CUSTODIAN.
      The Depositary may at any time
resign as Depositary under the Deposit
Agreement by written notice of its election
so to do delivered to the Company, such
resignation to take effect upon the earlier of
(i) the appointment of a successor depositary
and its acceptance of such appointment as
provided in the Deposit Agreement or (ii)
termination by the Depositary pursuant to
Section 6.02 of the Deposit Agreement.  The
Depositary may at any time be removed by
the Company by 90 days prior written notice
of such removal, to become effective upon
the later of (i) the 90th day after delivery of
the notice to the Depositary and (ii) the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement, except
that the 90 day prior notice period shall not
apply if the Depositary has materially
breached the Deposit Agreement and has
failed to remedy or cure that breach within a
reasonable time after receiving a notice from
the Company specifying that breach and
requiring that it be remedied or cured.  The
Depositary in its discretion may appoint a
substitute or additional custodian or
custodians, each of which shall thereafter be
a Custodian hereunder and under the
Deposit Agreement.
20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by agreement between the Company and the
Depositary without the consent of Owners or
holders in any respect which they may deem
necessary or desirable.  Any amendment
which shall impose or increase any fees or
charges (other than taxes and other
governmental charges, registration fees,
cable, telex or facsimile transmission costs,
delivery costs or other such expenses), or
which shall otherwise prejudice any
substantial existing right of Owners, shall,
however, not become effective as to
outstanding American Depositary Shares
until the expiration of thirty days after notice
of such amendment shall have been given to
the Owners of outstanding American
Depositary Shares. Every Owner and holder
of American Depositary Shares, at the time
any amendment so becomes effective, shall
be deemed, by continuing to hold such
American Depositary Shares or any interest
therein, to consent and agree to such
amendment and to be bound by the Deposit
Agreement as amended thereby. In no event
shall any amendment impair the right of the
Owner to surrender American Depositary
Shares and receive therefor the Deposited
Securities represented thereby, except in
order to comply with mandatory provisions
of applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Company may terminate the
Deposit Agreement by instructing the
Depositary to mail notice of termination to
the Owners of all American Depositary
Shares then outstanding at least 30 days
prior to the termination date included in
such notice.  The Depositary may likewise
terminate the Deposit Agreement, if at any
time 90 days shall have expired after the
Depositary delivered to the Company a
written resignation notice and if a successor
depositary shall not have been appointed and
accepted its appointment as provided in the
Deposit Agreement; in such case the
Depositary shall mail a notice of termination
to the Owners of all American Depositary
Shares then outstanding at least 30 days
prior to the termination date.  On and after
the date of termination, the Owner of
American Depositary Shares will, upon (a)
surrender of such American Depositary
Shares, (b) payment of the fee of the
Depositary for the surrender of American
Depositary Shares referred to in Section
2.05, and (c) payment of any applicable
taxes or governmental charges, be entitled to
delivery, to him or upon his order, of the
amount of Deposited Securities represented
by those American Depositary Shares.  If
any American Depositary Shares shall
remain outstanding after the date of
termination, the Depositary thereafter shall
discontinue the registration of transfers of
American Depositary Shares, shall suspend
the distribution of dividends to the Owners
thereof, and shall not give any further
notices or perform any further acts under the
Deposit Agreement, except that the
Depositary shall continue to collect
dividends and other distributions pertaining
to Deposited Securities, shall sell rights and
other property as provided in the Deposit
Agreement, and shall continue to deliver
Deposited Securities, together with any
dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property, upon
surrender of American Depositary Shares
(after deducting, in each case, the fee of the
Depositary for the surrender of American
Depositary Shares, any expenses for the
account of the Owner of such American
Depositary Shares in accordance with the
terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  At any time after
the expiration of four months from the date
of termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such sale,
together with any other cash then held by it
thereunder, unsegregated and without
liability for interest, for the pro rata benefit
of the Owners of American Depositary
Shares that have not theretofore been
surrendered, such Owners thereupon
becoming general creditors of the
Depositary with respect to such net
proceeds. After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case, the
fee of the Depositary for the surrender of
American Depositary Shares, any expenses
for the account of the Owner of such
American Depositary Shares in accordance
with the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges), and except for its
obligations under Section 5.08 of the
Deposit Agreement.  Upon the termination
of the Deposit Agreement, the Company
shall be discharged from all obligations
under the Deposit Agreement except for its
obligations to the Depositary with respect to
indemnification, charges, and expenses.
22.	DTC DIRECT REGISTRATION
SYSTEM AND PROFILE
MODIFICATION SYSTEM.
      (a)	Notwithstanding the
provisions of Section 2.04 of the Deposit
Agreement, the parties acknowledge that the
Direct Registration System (DRS) and
Profile Modification System (Profile) shall
apply to uncertificated American Depositary
Shares upon acceptance thereof to DRS by
The Depository Trust Company (DTC).
DRS is the system administered by DTC
pursuant to which the Depositary may
register the ownership of uncertificated
American Depositary Shares, which
ownership shall be evidenced by periodic
statements issued by the Depositary to the
Owners entitled thereto.  Profile is a
required feature of DRS which allows a
DTC participant, claiming to act on behalf
of an Owner, to direct the Depositary to
register a transfer of those American
Depositary Shares to DTC or its nominee
and to deliver those American Depositary
Shares to the DTC account of that DTC
participant without receipt by the Depositary
of prior authorization from the Owner to
register such transfer.
      (b)	In connection with and in
accordance with the arrangements and
procedures relating to DRS/Profile, the
parties understand that the Depositary will
not verify, determine or otherwise ascertain
that the DTC participant which is claiming
to be acting on behalf of an Owner in
requesting registration of transfer and
delivery described in subsection (a) has the
actual authority to act on behalf of the
Owner (notwithstanding any requirements
under the Uniform Commercial Code).  For
the avoidance of doubt, the provisions of
Sections 5.03 and 5.08 of the Deposit
Agreement shall apply to the matters arising
from the use of the DRS.  The parties agree
that the Depositarys reliance on and
compliance with instructions received by the
Depositary through the DRS/Profile System
and in accordance with the Deposit
Agreement, shall not constitute negligence
or bad faith on the part of the Depositary.
23.	SUBMISSION TO
JURISDICTION; JURY TRIAL
WAIVER; WAIVER OF
IMMUNITIES.
      In the Deposit Agreement, the
Company has (i) appointed CT Corporation
System, 111 Eighth Avenue, New York,
New York 10011, in the State of New York, as the Companys authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the
American Depositary Shares, the Receipts or this Agreement, (ii) consented and submitted to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agreed that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.
      EACH PARTY TO THE DEPOSIT
AGREEMENT (INCLUDING, FOR
AVOIDANCE OF DOUBT, EACH
OWNER AND HOLDER) THEREBY
IRREVOCABLY WAIVES, TO THE
FULLEST EXTENT PERMITTED BY
APPLICABLE LAW, ANY RIGHT IT
MAY HAVE TO A TRIAL BY JURY IN
ANY SUIT, ACTION OR PROCEEDING
AGAINST THE COMPANY AND/OR
THE DEPOSITARY DIRECTLY OR
INDIRECTLY ARISING OUT OF OR
RELATING TO THE SHARES OR
OTHER DEPOSITED SECURITIES, THE
AMERICAN DEPOSITARY SHARES OR
THE RECEIPTS, THE DEPOSIT
AGREEMENT OR ANY TRANSACTION
CONTEMPLATED HEREIN OR
THEREIN, OR THE BREACH HEREOF
OR THEREOF, INCLUDING WITHOUT
LIMITATION ANY QUESTION
REGARDING EXISTENCE, VALIDITY
OR TERMINATION (WHETHER BASED
ON CONTRACT, TORT OR ANY OTHER
THEORY).
      To the extent that the Company or
any of its properties, assets or revenues may have or hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the
American Depositary Shares, the Receipts or the Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.



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